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                                                                   Exhibit 4.(a)

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                     A STOCK COMPANY LOS ANGELES, CALIFORNIA


CONTRACTHOLDER      JOHN DOE COMPANY

GROUP CONTRACT NUMBER    A00009050             CONTRACT DATE:  July 1, 1998

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
      STATUTORY HOME OFFICE              EXECUTIVE OFFICE            ANNUITY SERVICE CENTER
 2999 NORTH 44TH ST., SUITE 250         1 SUNAMERICA CENTER               PO BOX 54299
        PHOENIX, AZ 85018           LOS ANGELES, CA 90067-6022     LOS ANGELES, CA 90054-0299
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ANCHOR NATIONAL LIFE INSURANCE COMPANY ("We", "Us", the "Company", or "Anchor
National") agrees to provide annuity benefits bought under this Contract in accordance with and subject to its terms. The Contract takes effect as of the
Contract Date.


THE VALUE OF AMOUNTS ALLOCATED TO THE SEPARATE ACCOUNT DURING THE ACCUMULATION AND ANNUITY PERIODS IS NOT GUARANTEED, AND WILL INCREASE OR DECREASE BASED UPON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS AS SET OUT IN THE CERTIFICATE.


THE CASH SURRENDER BENEFIT OF AMOUNTS ALLOCATED TO ANY FIXED-MVA ACCOUNT OPTION INCREASES OR DECREASES BASED ON THE APPLICATION OF A MARKET VALUE ADJUSTMENT. THE UNADJUSTED CASH SURRENDER BENEFIT IS AVAILABLE FOR 30 DAYS AFTER THE END OF THE GUARANTEE PERIOD. THERE IS NO MARKET VALUE ADJUSTMENT FOR ANY CASH SURRENDER BENEFIT OF AMOUNTS ALLOCATED TO THE DCA FIXED ACCOUNT OPTIONS.


/s/ SUSAN L. HARRIS                               /s/ ELI BROAD
-------------------------------                   ------------------------------
      Susan L. Harris                                       Eli Broad
         Secretary                                          President


                               ALLOCATED FIXED AND
                         VARIABLE GROUP ANNUITY CONTRACT

                                Nonparticipating

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                                TABLE OF CONTENTS

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DEFINITIONS.............................................................................PAGE 3

PURCHASE PAYMENT PROVISIONS.............................................................PAGE 4

ANNUITY PROVISIONS......................................................................PAGE 5
Annuity Date; Annuity Payments; Deferment of Payments

GENERAL PROVISIONS..................................................................PAGE 5 - 6
Entire Contract; Misstatement of Age or Sex; Proof of Age or Survival; Conformity
With State Laws; Changes in Law; Written Notice; Non-Participating

DEATH PROVISIONS........................................................................PAGE 6
Death of Participant Before the Annuity Date; Death of Participant or Annuitant
on or After the Annuity Date
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                               CALL 1-800-445-SUN2




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                                   DEFINITIONS

Defined in this section are some of the words and phrases used in this Contract. These terms are capitalized when used in the Contract. Other capitalized terms in the Contract refer to the captioned paragraph explaining that particular concept in the Contract.

ANNUITANT
The natural person whose life is used to determine the annuity benefits under a Certificate that is issued under this Contract.

ANNUITY
A series of periodic annuity payments payable under this Contract for which a Certificate has been issued.

ANNUITY DATE
The date on which annuity payments to the Payee are to start.

ANNUITY SERVICE CENTER
As specified on page 1 of the Contract.

CERTIFICATE
The Certificate describes the Participant's interest under the Contract.

CONTRACT DATE
The date this Contract is issued.

CONTRACTHOLDER
The individual or entity shown on Page 1 which has established and maintains the Plan for the benefit of its Participants.

DISCONTINUANCE DATE
The Date on and after which no further Purchase Payments will be made to Us.

FIXED ANNUITY
A series of periodic annuity payments of predetermined amounts that do not vary with investment experience. Such payments are made from the Company's general asset account.

IRC
The Internal Revenue Code of 1986, as amended, or as it may be amended or superseded.

NYSE
New York Stock Exchange. Generally, the close of any NYSE business day is 4:00 P.M., Eastern Time. Financial Transactions received after the close of any NYSE business day will be credited with the next NYSE business day.

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PARTICIPANT
The person disclosed to Us as the Participant at the date of issuance of the Certificate who is entitled to exercise all rights and privileges of ownership under the Certificate while living.

PAYEE
The person receiving payment of annuity benefits under the Certificate.

PURCHASE PAYMENTS
Payments in U. S. currency made by or on behalf of the Annuitant to the Company for the Certificate.

SUBSEQUENT PURCHASE PAYMENTS
Purchase Payments made after the first Purchase Payment.

WE, OUR, US, THE COMPANY
Anchor National Life Insurance Company.

YOU, YOUR
The Contractholder.

                           PURCHASE PAYMENT PROVISIONS

PURCHASE PAYMENTS
Purchase Payments are flexible and must be in U. S. currency. This means that, subject to Company declared minimums and maximums, The Contractholder may change the amounts, frequency or timing of Purchase Payments. Purchase Payments will be allocated in accordance with instructions from the Contractholder. We reserve the right to specify the minimum Purchase Payment that may be allocated to a subaccount, if applicable, under the Certificate. Purchase Payments may be made under this Contract prior to the Discontinuance Date.

For each Annuity Certificate purchased under this Contract, the Contractholder will provide Us with Our Participant Enrollment Form completed by the Participant.

DISCONTINUANCE OF PURCHASES
We have the right at any time to notify the Contractholder that no further purchases may be made under this Contract on or after the date specified in the notice. That date will be at least 90 days after the date the notice is given. Payments which have been previously made under the Contract remain in the Contract subject to the terms of the Contract.

TERMINATION OF CONTRACT
This Contract will terminate when: (a) no further contributions may be paid under this Contract; and (b) no Participant's account remains uncancelled; and
(c) no further annuity or transfer payments are payable from this Contract; or
(d) as otherwise agreed upon by the Contractholder and Us.

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                               ANNUITY PROVISIONS

ANNUITY DATE
Annuity Date is the date on which annuity payments are to begin. Prior to the Annuity Date, there is no cash surrender value except as may be provided by the form of Annuity purchased or as may be agreed by Us when the Annuity is purchased. The Participant selects an Annuity Date at the time of application. The Participant may change the Annuity Date at any time, at least seven days prior to the Annuity Date, by written notice to the Company at its Annuity Service Center. If no Annuity Date is selected, the Annuity Date will be the latest Annuity Date, as set by the Company

DEFERMENT OF PAYMENTS
We may defer making payments from the Fixed Account Options for up to six (6) months. Interest, subject to state requirements, will be credited during the deferral period.

ANNUITY PAYMENT OPTIONS

During the Annuitant's life, upon written election and the return of the Certificate to the Company at its Annuity Service Center, the Participant may choose any annuity payment option from the Annuity Payment Options Table in the Participant's Certificate or any .Annuity Payment Option that is mutually agreeable. If We do not receive any selected payment option by the Annuity Date, the Participant will automatically receive Annuity Payment Option 4 in the Certificate which is 120 monthly payments guaranteed.


                               GENERAL PROVISIONS

ENTIRE CONTRACT
This Contract with the attached Application, the form of Certificate issued under the Contract and any endorsement form the Entire Contract between You and Us. We shall issue Certificates to Participants under this group contract. An agent cannot change the terms or conditions of this contract. Any change must be in writing and approved by Us. Only Our President, Secretary, or one of Our Vice-Presidents can give Our approval.

MISSTATEMENT
If the age or sex (if pertinent) or any pertinent information of any Annuitant has been misstated, future annuity payments will be adjusted using the correct information. Upon receipt of the correct information, any overpayment of annuity will, together with interest, be deducted from future annuity payments. Any underpayment of an annuity will be paid with interest.

PROOF OF AGE OR SURVIVAL
The Company may require satisfactory proof of correct age at any time. If any payment under this Contract depends on the Annuitant being alive, the Company may require satisfactory proof of survival.

WRITTEN NOTICE
Any notice or communication from the Contractholder to Us will be given in writing. Any written request or notice to Us must be sent to Our Annuity Service Center, as specified on the Contract Data

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Page. Any notice We send to the Participant will be sent to the Participant's address shown in the Participant Enrollment Form unless requested otherwise.

CONFORMITY WITH STATE LAWS
The provisions of this Contract will be interpreted by the laws of the state in which the Application Form was signed or such other state as is required by law. Any provision which, on the Contract Date, is in conflict with the law of such state is amended to conform to the minimum requirements of such law.

CHANGES IN LAW
If the laws governing this Contract or the taxation of benefits under the Contract change, We reserve the right to amend this Contract to comply with these changes.

NONPARTICIPATING
This Contract does not share in Our surplus.


                                DEATH PROVISIONS

Notwithstanding any provision of this Contract to the contrary, all payments of benefits under the Certificate will be made in a manner that satisfies the requirements of IRC Section 72(s), or IRC Section 401(a)(9), as amended from time to time whichever is applicable. If the Certificate is owned by a trust or other non-natural person, We will treat the death of any Annuitant as the death of the "Primary Annuitant" and as the death of any Participant.

DEATH OF PARTICIPANT BEFORE THE ANNUITY DATE
If the Participant dies before the Annuity Date, We will have no further liability except as may be provided by the form of the Certificate issued under this Contract or as may be agreed by Us when the Certificate is purchased. We will treat the death of any Annuitant as the death of the "Primary Annuitant" and as the death of the Participant.

DEATH OF PARTICIPANT ON OR AFTER THE ANNUITY DATE. If any Participant or Annuitant dies on or after the Annuity Date and before the entire interest in the Certificate has been distributed, We will pay the remaining portion of the interest of the Certificate under the annuity payment option being used on the date of death.




                             ANNUITY PAYMENT OPTIONS

During the Annuitant's life, upon written election and the return of the Annuitant's Certificate to the Company at its Annuity Service Center, the Certificate Value may be applied to provide any annuity payment option that is mutually agreeable. The Annuity Payment Options are as set out in the Certificate.

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                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                     A STOCK COMPANY LOS ANGELES, CALIFORNIA






































                               ALLOCATED FIXED AND
                         VARIABLE GROUP ANNUITY CONTRACT

                                Nonparticipating